WEST PALM BEACH, Florida, December 8, 2009 /PRNewswire—FirstCall/ — SSGI, Inc. (Pink Sheets: SSGI), the holding company for Surge Solutions Group, Inc., has announced today that its Form S-1 Registration Statement filed with the Securities and Exchange Commission has become effective and the company is now a fully-reporting company with the SEC.  Ryan Seddon, the company’s President and CEO, said “This is an important step in the evolution of our company.  I am pleased with our progress and excited about the future.  Having just completed a record 3rd quarter, we believe that Surge is well positioned moving into 2010.”

Surge Solutions Group, Inc. is a construction and environmental services company specializing in petroleum contracting and commercial construction throughout the Southeast region.

Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.